Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                                ----------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)
                                ----------------

                               MARINE MIDLAND BANK
              (Exact name of trustee as specified in its character)

New York                                             16-1057879
(Jurisdiction of                                     (I.R.S. Employer
incorporation or                                     Identification No.)
organization if not a
U.S. national bank)


140 Broadway, New York, NY                           10005-1180
 (212) 658-1000                                    (Zip Code)
(Address of principal
executive  offices)


                                Charles E. Bauer
                                 Vice President
                                  140 Broadway
                          New York, New York 10005-1180
            (Name, address and telephone number of agent for service)

                            MARK IV INDUSTRIES, INC.
              (Exact name of obligor as specified in its character)

Delaware                                             23-1733979
(State or other                                      (I.R.S. Employer
jurisdiction                                         Identification No.)
of incorporation or
organization

501 John James Audubon Parkway                          10005-1180
Amherst, New York                                       (Zip Code)
(716) 689-4972
(Address of principal executive offices)


               7 1/2% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B
                         (Title of Indenture Securities)

                                     General

Item 1. GENERAL INFORMATION

                  Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject.

                  State of New York Banking Department.

                  Federal Deposit Insurance Corporation, Washington, D.C.

                  Board of Governors of the Federal Reserve System, Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

                           Yes

Item 2. AFFILIATES WITH OBLIGOR.

                  If the obligor is an affiliate of the trustee, describe each such affiliation.

                           None

 Item 16.  LIST OF EXHIBITS

EXHIBIT

TIA(i)                 *            -               Copy of the Organization
                                                    Certificate of Marine
                                                    Midland Bank.

TIA (ii)               *            -               Certificate of the State
                                                    of New York Banking
                                                    Department dated
                                                    December 31, 1993 as to
                                                    the authority of Marine
                                                    Midland Bank to
                                                    commence business.

TIA (iii)                           -               Not applicable

TIA(iv)                *            -               Copy of existing By-Laws
                                                    of Marine Midland Bank
                                                    as adopted on January
                                                    20, 1994.

TIA(v)                              -               Not applicable.

TIA(vi)                *            -               Consent of Marine
                                                    Midland Bank required
                                                    by Section 321(b)of the
                                                    Trust Indenture Act of 1939.

TIA(vii)                            -               Copy of the latest
                                                    report of condition of
                                                    the trustee (June 30,
                                                    1997), published
                                                    pursuant to law or the
                                                    requirement of its
                                                    supervisory or
                                                    examining authority

TIA(vii)                            -               Not applicable

TIA(ix)                             -               Not applicable


   *   Exhibits previously filed with the Securities and Exchange
       Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 17th day of September, 1997.


                                               MARINE MIDLAND BANK

                                               By: /S/ METIN CANER
                                                       Metin Caner
                                                       Vice President

                                                           EXHIBIT TIA (VII)

                               Board of Governors of the Federal Reserve System OMB Number: 7100-0036

                               Federal Deposit Insurance Corporation
                               OMB Number:  3064-0052

                               Office of the Comptroller of the Currency
                               OMB Number:  1557-0081

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL       Expires March 31, 1999

This financial information has not
been reviewed, or confirmed for accuracy
or relevance, by the Federal Reserve System.
                                             Please refer to page 1,    / 1 /
                                             Table of Contents, for
                                             the required disclosure
                                             of estimated burden.

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES - FFIEC 031

REPORT AT THE CLOSE OF                                      (950630)
BUSINESS JUNE 30,  1997                                     ----------
                                                            (RCRI 9999)
This report is required by                  This report form is to be filed
law; 12 U.S.C. ss.324 (State                by banks with branches and
member banks); 12 U.S.C.                    consolidated subsidiaries in
ss.1817 (State nonmember banks);            U.S. territories, foreign
and 12 U.S.C. ss.161 (National              branches, consolidated foreign
banks).                                     subsidiaries, or International
                                            Banking Facilities.


NOTE: The Reports of                        The Reports of Condition and
Condition and Income must                   Income are to be prepared in
be attested to by not less                  accordance with Federal
than two directors                          regulatory authority
(trustees) for State                        instructions.  NOTE: These
nonmember banks and three                   instructions may in some cases
directors for State member                  differ from generally accepted
and National Banks.                         accounting principles.

I, GERALD A. RONNING,                       We, the undersigned directors
EXECUTIVE VP &  CONTROLLER                  (trustees), attest to the
Name and Title of Officer                   correctness of this Report of
Authorized to Sign Report                   Condition (including the
of the named bank do hereby                 supporting schedules) and declare
declare that  these Reports                 that it has been examined by us
of Condition and Income                     and to the best of our knowledge
(including the supporting                   and belief has been prepared in
schedules) have  been                       conformance with the instructions
prepared in conformance with                issued by the appropriate
the  instructions issued by                 Federal authority and is true and
the appropriate  Federal                    correct.
regulatory authority and are
true  to the best of my                          /S/ JAMES H. CLEAVE
knowledge and belief.                       Director (Trustee)

/S/ GERALD A. RONNING                           /S/ BERNARD J. KENNEDY
_________________________________________   __________________________
Signature of Officer Authorized to Report   Director (Trustee)
    7/25/97                                    /S/ MALCOLM BURNETT
___________________                         __________________________
Date of Signature                           Director (Trustee)



FOR BANKS SUBMITTING HARD COPY
REPORT FORMS:

STATE MEMBER BANK: Return                  NATIONAL BANKS: Return the
the original and one copy to               original only in the SPECIAL
the appropriate Federal                    RETURN ADDRESS ENVELOPE
Reserve District Bank.                     provided. If express mail is used in
                                           lieu of the special return
STATE NONMEMBER BANKS:                     address envelope, return the
Return the original only in                original only to the FDIC, c/o
the SPECIAL RETURN ADDRESS                 Quality Data Systems, 2127
ENVELOPE PROVIDED. If                      Espey Court, Suite 204, Crofton,
express mail is used in lieu               MD  21114.
of the special return address
envelope, return the
original only to the FDIC,
c/o Quality Data Systems,
2127 Espey Court, Suite 204,
Crofton,  MD  21114.


FDIC         Certificate   0  0  5  8 9
Number                    -------------
                           (RCRI 9030)

 NOTICE

This form is intended to assist institutions with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.

REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
Marine Midland Bank            of Buffalo
    Name of Bank            City
in the state of New York, at the close of business June 30,  1997

ASSETS

        Thousands
        of dollars

Cash and balances due from depository institutions:

     Noninterest-bearing balances
     Currency and coin.....................                $     1,044,050
     Interest-bearing balances                                   2,065,434
     Held-to-maturity securities                       0
     Available-for-sale securities                               3,576,879

     Federal funds sold and securities
     purchased under agreements to resell                        3,311,653

Loans and lease financing receivables:

     Loans and leases net of unearned income     20,801,413
     LESS: Allowance for loan and lease losses      429,338
     LESS: Allocated transfer risk reserve                0

     Loans and lease, net of unearned
     income, allowance, and reserve                            20,372,075
     Trading assets........................        982,806
     Premises and fixed assets
     (including capitalized leases)                221,952

Other real estate owned....................          8,293
 Investments in unconsolidated
   subsidiaries and associated properties                0
Customers' liability to this bank on
   acceptances outstanding                          26,490
Intangible assets..........................        495,034
Other assets...............................        530,288
Total assets...............................     32,634,954

LIABILITIES

Deposits:
     In domestic offices...................                    20,705,098

     Noninterest-bearing...................      4,382,353
     Interest-bearing......................     16,322,745

In foreign offices, Edge, and Agreement
     subsidiaries, and IBFs................                    3,458,100

     Noninterest-bearing...................              0
     Interest-bearing......................      3,458,100

Federal funds sold and securities
   purchased under agreements to resell                        3,784,599
Demand notes issued to the U.S.
   Treasury...............................                       300,000
Trading Liabilities........................        169,194

Other borrowed money:
     With a remaining maturity of one
     year or less.........................         878,716
     With a remaining maturity of more
     than one year through three years....                      133,670
     With a remaining maturity of more
     than three years.....................         112,907
Bank's liability on acceptances executed
     and outstanding.....................                        26,490
Subordinated notes and debentures........                       497,648
Other liabilities.........................        336,900
Limited-life preferred stock and related
  surplus.................................              0

EQUITY CAPITAL

Perpetual preferred stock and related
  surplus.................................              0
Common Stock..............................        205,000
Surplus...................................      1,983,530
Undivided profits and capital reserves....                       38,878
Net unrealized holding gains (losses) on
  available-for-sale securities...........                        4,224
Cumulative foreign currency translation
  adjustments.............................              0
 Total equity capital.....................                   2,231,632
Total liabilities, limited-life preferred
  stock, and equity capital...............                  32,634,954